Exhibit 10(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No.8 to Registration Statement No. 333-90430 Of ML of New York Variable Annuity Separate Account C on Form N-4 of our report on ML Life Insurance Company of New York dated March 2, 2007, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement,and to the reference to us under the heading “Experts” in the Prospectus.
New York, New York
August 17,2009